SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 April 22, 2008

Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

 (425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2008, the Board of Directors of SonoSite, Inc. (the "Company"), upon the recommendation of the Compensation Committee of the Board of Directors, met and approved, effective immediately, a new cash and equity compensation package for the Company's non-employee members of the Board. The cash compensation component is effective May 1, 2008 and the equity compensation component is effective immediately.  The respective components of the program are as follows:

Role	Compensation Element	Former Compensation	Current Compensation

Board Member	Annual Retainer	$20,000	$30,000
	Per Meeting Fee (in person)	$1,000 per meeting series	$1,000 per meeting series
	Per Meeting Fee (by phone)	$500 per day	$1,000 per day

Lead Independent/Chair	Additional Annual Retainer	$20,000	$30,000

Committee Chairman	Annual Retainer
	Audit	$10,000	$15,000
	Compensation	$6,000	$10,000
	Corporate Governance	$2,000	$5,000
	Innovation & Technology	$2,000	$5,000
	Mergers & Acquisitions	$0	$5,000
	Financing	$0	$5,000

Committee Member	Annual Retainer
	Audit	$5,000	$5,000
	Compensation	$3,000	$3,000
	Corporate Governance	$1,000	$1,000
	Innovation & Technology	$1,000	$1,000
	Mergers & Acquisitions	$0	$1,000
	Financing	$0	$1,000

The Company pays meeting fees monthly for any meetings held each month, as well as the annual retainers in 12 monthly installments.

Formerly, Directors were eligible to receive options to purchase shares of our common stock under our 1998 Stock Option Plan, or 2005 Stock Incentive Plan ("2005 Plan").  Each nonemployee director, including the Chairman, automatically received an option to purchase 15,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director, including the Chairman, thereafter received an option to purchase 10,000 shares of our common stock immediately following the next year's annual meeting of shareholders and each annual meeting of shareholders thereafter for as long as the director served on our board.

Under the new compensation package, Directors will receive restricted stock units ("RSUs") under our 2005 Plan.   Each nonemployee director, including the Chairman, will automatically receive 5,000 RSUs on the date of his or her initial election or appointment as director. Each nonemployee director, including the Chairman, thereafter will receive 5,000 RSUs immediately following the next year's annual meeting of shareholders and each annual meeting of shareholders thereafter for as long as the director serves on our board.  All RSU grants will vest in 1/3 increments on each anniversary of the date of grant over a three year period, assuming a director's continued service on our board of directors during that time.

As before, directors who are employed by the Company will receive no additional compensation for their services rendered as directors of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	April 24, 2008	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer